Exhibit 99.1

Occam Networks Announces Third-Quarter 2008 Results

Fiber Business Drives Sequential Top-Line Growth

SANTA BARBARA, Calif.--(BUSINESS WIRE)--November 6, 2008--Occam Networks®, Inc. (Nasdaq:OCNW), a leading broadband access supplier offering multi-service access platform (MSAP) solutions based on pure packet technologies, today reported financial results for the third quarter of 2008 ended September 30, 2008.

Revenue for the third quarter was $25.1 million, up 10 percent compared with the prior quarter and up over 60 percent from the same quarter a year ago. The sequential increase in revenue was due to higher sales of fiber products.

Gross margin was $10.8 million, or 43% of revenue, compared with $10.1 million, or 44% of revenue, for the prior quarter. Gross margin for the second quarter of 2008 benefited from a one-time warranty reserve adjustment. Gross margin for the third quarter of 2007 was $5.7 million, or 36% of revenue.

As reported under U.S. generally accepted accounting principles (GAAP), net loss attributable to common stockholders for the third quarter of 2008 was $659,000, or a loss of $0.03 per basic share, compared with a net loss of $2.7 million, or a loss of $0.13 per basic share, for the second quarter of 2008 and with a net loss of $4.9 million, or $0.25 per basic share, for the third quarter of 2007.

Non-GAAP net loss attributable to common stockholders for the third quarter of 2008, which excludes stock-based compensation expense of $628,000, was $31,000, or a loss of $0.00 per basic share. This compared with a net loss of $1.7 million, or a loss of $0.09 per basic share, for the second quarter of 2008 and with a net loss of $4.4 million, or a loss of $0.22 per basic share, for the third quarter of 2007. A reconciliation of Occam’s non-GAAP results to its GAAP net loss is provided in the financial statements portion of this news release.

“During the quarter, we saw strong initial customer adoption of our new GPON product, recorded additional incremental sales to FairPoint for its Northern New England Initiative, and continued to grow our overall customer base,” said Bob Howard-Anderson, president and CEO of Occam. “In addition we made good progress toward our goal of returning to profitability. While the impact of the current economic environment is difficult to predict, we are encouraged by our results and the early success of GPON.”

Highlights for the third quarter of 2008 included:

  16th consecutive quarter with 10 or more new customer wins
  Continued customer adoption of GPON product with more than 10 network design wins
  Acquisition of additional Canadian customers -- expanding Occam’s footprint in both Ontario and Quebec -- where there are the highest number of Tier 2 and 3 service providers in Canada
  Continued sales traction with FairPoint Communications for its major broadband initiative in Northern New England
  Metro Ethernet Forum certification of Occam’s BLC 6450, BLC 6312 and BLC 6314 products, demonstrating the company’s innovative product leadership.

Business Outlook

Occam currently expects annual revenue for fiscal 2008 to remain in the range of $90 million to $95 million and full-year gross margin percentage between 40% and 42%.

Today’s Conference Call

Occam plans to hold a teleconference to discuss its third-quarter results at 5:00 p.m. EST (2:00 p.m. PST) today. The call can be accessed by dialing (719) 325-2399 (for both U.S. and international callers). A live and archived webcast of the call will be available on the Occam website for up to one year after the call. To access the webcast, go to the Investor Relations page at http://www.occamnetworks.com, select “Earnings Calls” at the bottom of the page and click on the “Q3 2008 Webcast” link. In addition to the webcast, a phone replay will be available for one week after the live call at (719) 457-0820, code number 8439124.

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this news release. Occam’s GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options, restricted stock units, and restricted stock. These non-GAAP financial measures are provided to enhance the reader’s overall understanding of the company’s financial performance and company prospects for the future. Specifically, Occam believes non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of the company’s core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since Occam has historically reported non-GAAP measures to the investment community, management believes the inclusion of non-GAAP measures provides consistency in Occam’s financial reporting. The presentation of this additional information is not meant to be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is included below.

Cautionary Note Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws, including statements about the company’s expectations relating to fiscal 2008 revenues and gross margin percentage, the company’s efforts to return to profitability and improve operating performance, and the status of the relationship with FairPoint. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements. Risks and uncertainties that could adversely affect the company’s business, revenues, results of operations and financial condition include, without limitation, the following: (i) the company's revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand, capital investment trends in the telecommunications industry, the size and timing of orders the company receives, and potentially substantial delays from the time the company receives orders until the company may recognize revenue under applicable revenue recognition rules; (ii) the company’s expectations concerning gross margin percentage rely on assumptions concerning revenues and costs, particularly manufacturing costs, that are subject to substantial uncertainty; (iii) the company cannot predict the amount or timing of orders from FairPoint or the timing of its ability to recognize resulting revenue; (iv) capital investment in the telecommunications industry may be reduced if macroeconomic weakness continues in North America; (v) any inability to remedy previously disclosed internal control deficiencies could have an adverse impact on the reliability of the company’s financial statements; and (vi) the company is subject to litigation risks associated with pending stockholder litigation arising from its recent audit committee investigation and financial restatement. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company's most recent Annual Report on Form 10-K filed on March 11, 2008 and Quarterly Reports on Form 10-Q filed on August 11, 2008, as well as the company's future filings with the SEC, for other important risk factors that could cause the company's actual results to differ materially from those contained in any forward-looking statements.

About Occam Networks Inc.

Occam Networks' broadband access solutions empower service providers to offer profitable new voice, data, and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over 2 million BLC 6000 ports are currently deployed at over 300 service providers in North America and CALA. For more information, please visit www.occamnetworks.com.

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks, Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

OCCAM NETWORKS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2008	2007
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$21,882	$37,637
Restricted cash	16,909	13,103
Accounts receivable, net	17,104	14,819
Inventories	18,965	13,371
Prepaid and other current assets	3,215	2,108

Total current assets	78,075	81,038

Property and equipment, net	11,035	8,874
Intangibles, net	161	890
Other assets	89	83

Total assets	$89,360	$90,885

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,879	$10,135
Accrued expenses	7,128	6,464
Deferred revenue	14,575	12,420
Deferred rent	403	237
Capital lease obligations	23	17

Total current liabilities	32,008	29,273

Deferred rent, net of current portion	1,958	1,299
Capital lease obligation, net of current portion	50	47
Total liabilities	34,016	30,619

Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized; 19,988,574 and 19,773,730 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	289	289
Additional paid-in capital	182,391	179,455
Warrants	331	331
Accumulated deficit	(127,667)	(119,809)
Total stockholders’ equity	55,344	60,266
Total liabilities and stockholders’ equity	$89,360	$90,885

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007

Revenue	$25,131	$22,826	$15,660	$67,610	$53,884
Cost of revenue (1)	14,380	12,731	9,959	38,331	34,054

Gross margin	10,751	10,095	5,701	29,279	19,830

Operating expenses (1):
Research and development	5,004	4,774	3,245	14,337	8,985
Sales and marketing	4,677	5,105	3,728	14,760	10,779
General and administrative	2,050	3,080	4,218	8,253	8,030

Total operating expenses	11,731	12,959	11,191	37,350	27,794

Loss from operations	(980)	(2,864)	(5,490)	(8,071)	(7,964)
Other income (expense), net	-	(48)	(200)	(702)	(91)
Interest income (expense), net	250	275	784	885	2,232

Loss before provision for income taxes	(730)	(2,637)	(4,906)	(7,888)	(5,823)
Provision for income taxes	(71)	22	-	(30)	-

Net Loss	$(659)	$(2,659)	$(4,906)	$(7,858)	$(5,823)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.03)	$(0.13)	$(0.25)	$(0.40)	$(0.29)
Weighted average shares attributable to common stockholders:
Basic and diluted	19,894	19,801	19,765	19,826	19,756

(1) Total stock-based compensation included in:

Cost of sales	$72	$111	$71	$290	$194
Research and development	243	329	164	868	542
Sales and marketing	149	221	144	557	422
General and administrative	164	237	110	633	407

Total stock-based compensation	$628	$898	$489	$2,348	$1,565

OCCAM NETWORKS, INC. AND SUBSIDIARY
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007

Revenue	$25,131	$22,826	$15,660	$67,610	$53,884
Cost of revenue	14,308	12,620	9,888	38,041	33,860

Gross margin	10,823	10,206	5,772	29,569	20,024

Operating expenses:
Research and development	4,761	4,445	3,081	13,469	8,443
Sales and marketing	4,528	4,884	3,584	14,203	10,357
General and administrative	1,886	2,843	4,108	7,620	7,623

Total operating expenses	11,175	12,172	10,773	35,292	26,423

Loss from operations	(352)	(1,966)	(5,001)	(5,723)	(6,399)
Other income (expense), net	-	(11)	(200)	(11)	(91)
Interest income (expense), net	250	275	784	885	2,232

Non-GAAP loss	(102)	(1,702)	(4,417)	(4,849)	(4,258)
Provision for income taxes	(71)	22	-	(30)	-

Non-GAAP net loss	$(31)	$(1,724)	$(4,417)	$(4,819)	$(4,258)

Non-GAAP net loss per share:
Basic and diluted	$(0.00)	$(0.09)	$(0.22)	$(0.24)	$(0.22)
Weighted average shares attributable to common stockholders:
Basic and diluted	19,894	19,801	19,765	19,826	19,756

Reconciliation of non-GAAP net loss to GAAP net loss:

Non-GAAP net loss	$(31)	$(1,724)	$(4,417)	$(4,819)	$(4,258)

Stock-based compensation	628	898	489	2,348	1,565
Terawave-related divestiture charge	-	37	-	691	-

Net loss	$(659)	$(2,659)	$(4,906)	$(7,858)	$(5,823)

CONTACT:
Occam Networks
Jeanne Seeley, 1-805-692-2957 (Financial)
ir@occamnetworks.com
or
Stearns Johnson Communications
Tim Johnson, 1-415-397-7600 (Media)
tjohnson@stearnsjohnson.com